Exhibit 99.1

Contacts:
Scott Solomon	Kerry McAnistan
Vice President	Investor Relations Assistant
Sharon Merrill Associates, Inc.	Palomar Medical Technologies, Inc.
617.542.5300	781-993-2411
cyno@investorrelations.com	ir@palomarmedical.com

Cynosure and Palomar Announce Date for Stockholder Meetings

Westford, MA and Burlington, MA– April 24, 2013 – Cynosure, Inc. (NASDAQ: CYNO) and Palomar Medical Technologies, Inc. (NASDAQ: PMTI) today announced that the 2013 Annual Meeting of Cynosure Stockholders and the Special Meeting of Palomar Stockholders are scheduled to be held on June 24, 2013. Cynosure and Palomar stockholders of record at the close of business on May 21, 2013 will be entitled to notice of and to vote at the respective stockholder meetings.

At the meetings the Cynosure and Palomar stockholders will be asked to approve the acquisition of Palomar by Cynosure in a transaction valued at approximately $294 million. The execution of the definitive agreement related to the transaction was previously announced on March 18, 2013. Assuming Cynosure and Palomar stockholders approve the transaction, the merger is expected to close by the end of June 2013.

About Cynosure

Cynosure develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and pigmented lesions, remove multi-colored tattoos, rejuvenate the skin, liquefy and remove unwanted fat through laser lipolysis, reduce cellulite and treat onychomycosis. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulse dye, Q-switched, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991. For corporate or product information, visit Cynosure’s website at www.cynosure.com.

About Palomar

Palomar designs, produces and sells the most advanced cosmetic lasers and intense pulsed light (IPL) systems to dramatically improve the appearance of women’s and men’s skin. For over 15 years, Palomar has pioneered the science of using lasers and light to improve appearances. As the industry’s technology leader, Palomar has invested in creating cosmetic laser and IPL systems that put real value in the hands of physicians and other professionals to benefit consumers. Thousands of physicians worldwide trust and depend on Palomar technology to not only introduce new aesthetic treatments such as advanced laser hair removal, laser liposuction, skin resurfacing, acne, laser treatments for scars, wrinkle treatment, stretch marks (striae), and photofacials for pigmented and vascular lesions, but to also make them robust, faster, more powerful, and more comfortable for those being treated. In June 2009, Palomar became the first company to receive a 510(k) over-the-counter (“OTC”) clearance from the FDA for a new, patented, home-use, laser device for the treatment of fine lines and wrinkles around the eyes (periorbital wrinkles). This OTC clearance allows the PaloVia® Skin Renewing Laser® to be marketed and sold directly to consumers without a prescription. For more information on Palomar and its products, visit Palomar’s website at www.palomarmedical.com for professional products or palovia.com for consumer products.

Safe Harbor Statement

This press release contains a forward-looking statement relating to the expected closing of the merger transaction between Cynosure and Palomar. This forward-looking statement is neither a promise nor a guarantee, but involves risks and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statement. These risk factors include, but are not limited to, failure to receive approval from the stockholders of Palomar or Cynosure or to satisfy other conditions to the parties’ obligations to complete the merger, the risk that competing offers for Palomar will be made and/or other factors, which are detailed from time to time in Cynosure’s and Palomar’s SEC reports, including their reports on Form 10-K for the year ended December 31, 2012, any subsequently filed quarterly reports on Form 10-Q and the Cynosure Registration Statement on Form S-4 (File No. 333-187895). Readers are cautioned not to place undue reliance on this forward-looking statement, which speaks only as of the date hereof. Neither Cynosure nor Palomar undertakes any obligation to release publicly the result of any revisions to the forward-looking statement that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Cynosure filed a Registration Statement on Form S-4 (File No. 333-187895) with the Securities and Exchange Commission (“SEC”) on April 12, 2013. The Registration Statement includes a joint proxy statement of Cynosure and Palomar that also constitutes a prospectus of Cynosure. Palomar and Cynosure also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Cynosure and Palomar with the SEC (if and when they become available) at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Cynosure’s Investor Relations Department at (617) 542-5300 or CYNO@investorrelations.com, or by contacting Palomar’s Investor Relations Department at (781) 993-2411 or ir@palomarmedical.com.

Cynosure and Palomar and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Cynosure’s directors and executive officers is available in the joint proxy statement/prospectus under the heading “Information About Cynosure’s Directors, Officers and 5% Stockholders.” As of April 5, 2013, Cynosure’s directors and executive officers beneficially owned approximately 2.9 million shares, or 17.1%, of Cynosure’s Class A common stock. Information about Palomar’s directors and executive officers is available in Palomar’s proxy statement dated April 4, 2012 for its 2012 Annual Meeting of Stockholders and in the joint proxy statement/prospectus. As of March 15, 2013, Palomar’s directors and executive officers beneficially owned approximately 2.7 million shares, or 13.1%, of Palomar’s common stock. Additional information regarding the interests of Palomar’s directors and executive officers in the proposed transaction, including information relating to the acceleration of Palomar equity awards; the election of Joseph P. Caruso, Palomar’s President, Chief Executive Officer and Chairman of the Board of Directors, as Cynosure’s President and Vice Chairman of the Board of Directors; amendments to existing Palomar employment agreements; a new employment agreement between Cynosure and Mr. Caruso; indemnification and insurance matters relating to Palomar directors and executive officers; and golden parachute compensation, can be found in the joint proxy statement/prospectus under the heading “Interests of Directors and Executive Officers of Palomar in the Merger.” Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of any documents described above from Cynosure or Palomar using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.